Exhibit 8.1
List of Our Subsidiaries
(Unless otherwise indicated, all holdings are 100%)

•	Suntech Power (Hong Kong) Co., Ltd.

•	Power Solar System Co., Ltd.

•	Suntech Power Japan Corporation

•	Suntech Power (Cyprus) Co., Ltd.

•	Suntech Power International Ltd.

•	Suntech Power Investment Pte. Ltd.

•	Suntech Power Australia Pty Ltd.

•	Suntech Power (Korea) Co. Ltd.

•	Suntech Power Co.,Ltd.

•	Wuxi Suntech Power Co., Ltd.

•	Suntech America, Inc.

•	Suntech Energy Engineering Co., Ltd.

•	Wuxi University Science Park International Incubator Co., Ltd .

•	Qinghai Suntech Nima Power Co., Ltd. (51%)

•	Luoyang Suntech Power Co., Ltd. (88.2%)

•	Shenzhen Suntech Power Co., Ltd. (80%)

•	Nanjing Engge Lanbo Micro-electronics Co., Ltd.

•	Xinjiang Suntech Energy Engineering Co., Ltd.

•	Suntech ES Holdings, Inc.

•	CSG Solar AG (76.7%)

•	Power Solar System Pty. Ltd.

•	Suntech Power GmbH& Co. KG (a limited partnership under German law)

•	Yangzhou Suntech Power Co., Ltd.

•	Bright Path Holdings Limited

•	Suntech Power Development Co., Inc.

•	Suntech Power Italy Co., Srl (Italy)

•	Suntech Power Holding GmbH

•	KSL Kuttler Automation Systems GmbH

•	Kuttler Automation Systems (Suzhou) Co., Ltd.

•	Suntech (China) Investment Co., Ltd.

•	Suntech Europe Ltd.

•	Suntech Australia Pty Ltd

•	Sichuan Suntech Power Co., Ltd.

•	Suntech Arizona, Inc.

•	Suntech Power Hong Kong Limited